UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 2, 2007
Gen-Probe Incorporated
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-31279 (Commission File Number)	33-0044608 (I.R.S. Employer Identification No.)

	10210 Genetic Center Drive San Diego, CA (Address of Principal Executive Offices)	92121 (Zip Code)

(858) 410-8000
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02(e).	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Executive 2006 Bonus Payments and 2007 Salaries
On March 5, 2007, the Compensation Committee of the Board of Directors of Gen-Probe Incorporated (the “Company”) approved the payment of bonuses to the Company’s executive officers based on 2006 performance and approved the executive officers’ annual base salaries for 2007, effective as of January 1, 2007. The table below sets forth the 2006 bonuses and the 2007 annual base salaries for the Company’s named executive officers:

Name	Position	2006 Bonus	2007 Base Salary
Henry L. Nordhoff	Chairman, President, and Chief Executive Officer	$470,000	$675,000
Daniel L. Kacian,
Ph.D., M.D.	Executive Vice President and Chief Scientist	$110,000	$384,780
Niall M. Conway	Executive Vice President, Operations	$65,000	$334,000
R. William Bowen	VP, General Counsel, and Secretary	$87,000	$336,020
Herm Rosenman	VP, Finance and Chief Financial Officer	$83,000	$330,750
Pursuant to and in accordance with the 2006 Gen-Probe Employee Bonus Plan, the Compensation Committee determined each executive officer’s bonus by an assessment of the Company’s performance against net income and total revenue goals for 2006 and an assessment of the executive officer’s sustained performance against individual goals. Each executive’s 2007 salary was determined based upon an assessment of peer group compensation as well as the executive’s overall performance, experience, commitment to corporate core values and potential for advancement.
The Gen-Probe Incorporated 2007 Executive Bonus Plan
The Gen-Probe Incorporated 2007 Executive Bonus Plan (“Executive Bonus Plan”) was adopted on February 8, 2007, subject to approval by the Company’s stockholders at the 2007 annual meeting of stockholders. The Executive Bonus Plan is intended to permit the payment of awards that qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended.
On March 5, 2007, the Compensation Committee determined that the Chief Executive Officer (“CEO”) and the Chief Operating Officer (“COO”) of the Company would participate in the Executive Bonus Plan for calendar year 2007. The Committee established the 2007 target bonus for the CEO at an amount equal to 75% of the CEO’s annual base salary as of December 31, 2007, and established the 2007 target bonus for the COO at an amount equal to 50% of the COO’s annual base salary as of December 31, 2007.
On March 5, 2007, the Compensation Committee also established the performance goals under the Executive Bonus Plan for the calendar year 2007 performance period. Bonus amounts will be based upon two performance objectives: (1) attainment of an adjusted earnings per share target (the “EPS Target”) and (2) attainment of a revenue growth target (the “Revenue Target”), each weighted in accordance with a pre-determined performance matrix. For any bonus to be payable under the plan, adjusted EPS must be greater than a threshold adjusted EPS. Adjusted earnings per share means the Company’s per share net earnings for 2007, adjusted to remove the effects of certain specified events or items.
The bonus (if any) payable will be an amount determined by multiplying the participant’s target bonus amount by the target bonus multiplier determined in accordance with the pre-determined performance matrix. A participant may receive between 0% and 150% of his or her target bonus amount. The target bonus multiplier will be 100% if the Company achieves (and does not exceed) the EPS Target and the Revenue Target.

In addition, the Compensation Committee retains discretion to reduce or eliminate (but not increase) the bonus that otherwise would be payable based on actual performance. If stockholder approval of the Executive Bonus Plan is not obtained, no bonuses will be payable under the Executive Bonus Plan. Separately, the Compensation Committee has the discretion to award a supplemental bonus outside of the Executive Bonus Plan based on outstanding individual performance.
Section 8 — Other Events
Item 8.01. Other Events
On March 2, 2007, the Company issued a news release announcing that the U.S. Food and Drug Administration (FDA) had approved the Company’s PROCLEIX® TIGRIS® System to screen donated blood, organs and tissues for West Nile virus (WNV) using the PROCLEIX WNV Assay. To gain approval for WNV testing on the PROCLEIX TIGRIS System, Gen-Probe submitted to the FDA a 510(k) application for the instrument, as well as a supplement to the previously approved Biologics License Application for the assay. The assay was approved in December 2005 for use on the Company’s eSAS instrument system.
Gen-Probe’s press release with respect to this matter is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. The following exhibit is furnished with this current report.
99.1	Press release of Gen-Probe Incorporated dated March 2, 2007 concerning FDA approval of West Nile virus assay on TIGRIS instrument system

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gen-Probe Incorporated

Date: March 9, 2007	By:	/s/ R. William Bowen R. William Bowen
Vice President and General Counsel

EXHIBITS

Exhibit
Number	Description

99.1	Press release of Gen-Probe Incorporated dated March 2, 2007 concerning FDA approval of West Nile virus assay on TIGRIS instrument system

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